Exhibit 24.1

Morgan Stanley	For Internal Use Only
	Branch No.	Account No.	Financial Advisor No.
	5 8 9	0 1 0 3 6 8	0 0 5

Durable Power of Attorney

Full Discretionary Authorization

(Non-Morgan Stanley Employee)

This authorization is a full discretionary authorization. It empowers the Agent named herein to withdraw money, securities or other property in his or her own name, in the name of die principal(s) or otherwise, Morgan Stanley policy does not permit its employees to exercise full discretionary authority.

WARNING

This is an important legal document. It creates a durable power of attorney. Before executing this document, you should know these important facts:

a)	This document may provide the person you designate as your attorney-in fact with broad powers to dispose, sell, convey and encumber your property.

b)	These powers will exist for an indefinite period of time and will continue to exist notwithstanding your subsequent disability, incompetency or incapacity.

c)

You have the right to revoke or terminate this durable power of attorney by giving us written notice addressed to the branch office servicing your account. Such revocation or termination shall not affect your liability for any transaction or instruction initiated prior to our receipt of said revocation or termination.

To: Morgan Stanley Smith Barney LLC (“MSSB”), Morgan Stanley Bank, N.A. (“MSBNA”) and Morgan Stanley Private Bank, National Association (“MSPBNA” and together with MSBNA, each a “Bank Affiliate”)

1.	The undersigned hereby appoints:

Jaime Ramirez Diaz
AGENT’S NAME

for the following account (complete name of account) BURWOOD ENTERPRISES PTE LTD, as the undersigned’s Agent and attorney-in-fact (“Agent”), with full and unlimited power and authority to act for the undersigned in all matters in connection with the undersigned’s account/accounts or any available lines of credit at MSSB or a Bank Affiliate, however designated either in single name, joint name, Trust or IRA and whether presently open or hereafter opened. Without limiting the foregoing general authority, the Agent is authorized to buy and sell (including short sales) to subscribe for and trade in stocks, bonds, options (including uncovered short positions in option contracts or in the uncovering of any existing short position in option contracts), limited partnership interests, trust units and any other securities and/or contracts relating to the same, on margin or otherwise, in accordance with MSSB terms and conditions for the undersigned’s account and risk in the undersigned’s name or number on MSSB books. It is further understood that any transaction may be effected with MSSB as a principal or dealer or through MSSB as agent or broker as a principal or dealer, and that any such transactions may involve securities in the distribution of which MSSB or its agent or broker may have an interest as an underwriter, member of a selling group, or otherwise.

2.

Without limiting the general authority of the foregoing, the Agent is further authorized to (a) deliver to MSSB securities for the undersigned’s account(s), and instruct MSSB to deliver securities from said account(s) to said Agent or to others, in such name and form, including the name of said Agent, as he or she may direct; (b) to instruct MSSB to make payment of money from my account(s) or to draw against lines of credit at MSSB or a Bank Affiliate (including, without limitation, by executing or endorsing any checks in connection with a line of credit at a Bank Affiliate) and to receive and direct payments therefrom payable to said Agent or to others including payment for any investment advisory fees or Power of Attorney fees; (c) to sell, assign, endorse and transfer securities of any nature standing in the undersigned’s name and to execute any documents necessary to effectuate the foregoing; (d) to receive statements of transactions made for said account(s) and to approve and confirm the same; (e) to receive any and all notices, calls for margin, demands for repayment or other demands with reference to the undersigned’s account(s) and (f) to enter into any and all agreements with MSSB or a Bank Affiliate on my behalf including without limitation the opening of additional accounts in my name or establishing lines of credit with MSSB or a Bank Affiliate. It is understood that pursuant to this authorization, the Agent may employ any electronic services provided by MSSB or a Bank Affiliate, for which the undersigned has subscribed or for which the Agent has subscribed on the undersigned’s behalf, including but not limited to, on-line trading, bill paying, e-delivery, automatic funds transfer (AFT) and automatic clearing house (ACH).

FULL DISCRETIONARY AUTHORIZATION NON-MORGAN STANLEY EMPLOYEE

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The undersigned agrees that the Agent will not be the sole recipient of statements and confirms for the undersigned’s account and that the undersigned or another authorized party who does not have trading authority over the account will receive duplicate confirms and statements for review.

This authorization does not give the Agent the authority to make gifts of funds or property or to designate or change any beneficiary, but neither MSSB nor any Bank Affiliate has a duty to inquire into the nature of any instruction given by said Agent to deliver or transfer funds or property from the undersigned’s account(s).

3.

In all matters relating to the undersigned’s account(s), MSSB and each Bank Affiliate are authorized to follow the instructions of the aforesaid Agent in every respect with the exception of the limitations set forth above and MSSB and each Bank Affiliate shall be fully protected in relying upon said instructions without inquiry and without liability or accountability for the use or applications of any securities or moneys delivered or paid pursuant to said instructions. The undersigned hereby agrees to release, indemnify and hold MSSB and each Bank Affiliate harmless from any and all liabilities that may arise by virtue of your following the instructions of said Agent and the undersigned hereby ratifies and confirms any and all transactions or instructions made with MSSB or a Bank Affiliate heretofore or hereafter made by such Agent. Any and all losses or debit balances due you arising from instructions or transaction given by said Agent shall be paid to MSSB or a Bank Affiliate, as applicable, promptly by the undersigned upon demand. If this authorization is connected to a retirement account it does not include the authority to name or change beneficiaries.

4.

This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which MSSB or a Bank Affiliate may have under any other agreement or agreements between the undersigned and MSSB or such Bank Affiliate.

5.

To revoke or otherwise terminate this authorization, the undersigned hereby agrees to submit a written notice addressed by MSSB and each Bank Affiliate, as applicable, and delivered to the MSSB branch office serving the account, which shall be effective upon receipt by MSSB and each Bank Affiliate, as applicable. Any such revocation shall not affect any liability in any way resulting from transactions or instructions initiated prior to the effective date of such revocation or termination.

6.	This authorization shall inure to the benefit of MSSB, each Bank Affiliate and of any successor entities or assigns and shall be binding on the undersigned’s heirs, successors or assigns.

7.	Arbitration

The undersigned acknowledges that I have agreed to the arbitration provisions of the Morgan Stanley Smith Barney LLC Account Application and Client Agreement (the “Client Agreement”) and that by appointing an Agent, that Agent will also be subject to those arbitration provisions.

8.

This authorization and all the terms shall be governed and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws and without regard for the principal(s) residence, domicile or place of execution. The statute of limitations applicable to any claim shall be that which would be applied by the courts of the state in which the undersigned resides or if the undersigned does not reside in the United States, the statute of limitations shall be that which would be applied by the courts in the state where the MSSB branch office servicing the undersigned’s account(s) is located.

9.

If any provision of this authorization is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed rescinded or modified in order to comply with the relevant law, rule or regulation. All other provisions of this authorization will continue and remain in full force and effect.

10.	This authorization shall not be affected by the subsequent disability, incapacity or incompetency of any of the undersigned nor by a lapse of time between its execution and exercise.

11.

To induce any transfer agent or other third party to act hereunder, the undersigned hereby agrees that any transfer agent or other third party receiving a duly executed copy or facsimile of this authorization may act hereunder, and that revocation or termination hereof shall be ineffective as to such transfer agent or other third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such transfer agent or other third party. The undersigned for myself and for my heirs, executors, legal representatives and assigns, hereby agrees to indemnify and hold harmless any such transfer agent or third party from and against any and all claims that may arise against such transfer agent or other third party by reason of such transfer agent or third party having relied on this instrument.

12.	The undersigned acknowledges receiving a copy of this authorization.

FULL DISCRETIONARY AUTHORIZATION NON-MORGAN STANLEY EMPLOYEE

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CLIENT’S SIGNATURE(S). THIS AUTHORIZATION MUST BE SIGNED BEFORE A NOTARY PUBLIC. FOR JOINT ACCOUNTS, EACH JOINT TENANT MUST SIGN BEFORE A NOTARY.

This authorization contains a predispute arbitration acknowledgement at paragraph 7 on page 2.

Rupert Walle CLIENT’S NAME (PRINT) /s/ Rupert Walle 11/17/2017 CLIENT’S SIGNATURE DATE			Cindy Smith CLIENT’S NAME (PRINT) /s/ Cindy Smith 11/17/2017 CLIENT’S SIGNATURE DATE
State of Nassau	SS	(SEAL)	State of Nassau	SS	(SEAL)
County of The Bahamas			County of The Bahamas

My Commission Expires 31/12/2017

On this 17th day of November 2017 before me personally appeared Rupert Walle and known to me to be the individual described in and who executed the above instruments, and acknowledged to me that he/she executed the same.

        [Signature]

SIGNATURE OF NOTARY PUBLIC

My Commission Expires 31/12/2017

On this 17th day of November 2017 before me personally appeared Cindy Smith and known to me to be the individual described in and who executed the above instruments, and acknowledged to me that he/she executed the same.

        [Signature]

SIGNATURE OF NOTARY PUBLIC

The information which follows pertains to the AGENT:

Jaime Ramirez Diaz
AGENTS NAME

A.	Is Agent an INVESTMENT ADVISER registered with the SEC or a State? ☐ Yes ☒ No (If No, skip to Section B below)

If Yes

Registered with the SEC

SEC NUMBER

Registered with a State

	State		File Number	Effective Date

B.	If you answered “No” to Section A above, all information in this Section B needs to be completed.

[omitted]
AGENTS DATE OF BIRTH

[omitted]
AGENTS HOME ADDRESS

[omitted]
CITY. STATE AND ZIP CODE

[omitted]
AGENT’S PRIMARY TELEPHONE NUMBER

[omitted]
AGENT’S ALTERNATE TELEPHONE NUMBER

[omitted]
AGENT’S EMAIL ADDRESS (OPTIONAL)

Investing Experience (Year Since) If no experience mark N/A on the applicable line below:

	[omitted]	[omitted]	[omitted]	[omitted]
	EQUITIES	FIXED INCOME	OPTIONS	COMMODITIES

Are you or a member of your household affiliated with or employed by a broker-dealer?    ☐  Yes*    ☒  No

*	IF YES, you will need a written authorization from that broker/dealer to have trading authority over this account.

FULL DISCRETIONARY AUTHORIZATION NON-MORGAN STANLEY EMPLOYEE

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Agent Certification:

Neither you nor any other person trim has authority over the account is or has been a Politically Exposed Person also known as a senior foreign political figure or an immediate family member or close associate of a senior foreign political figure within the meaning of the U.S. Department of the Treasury’s Guidance on Enhanced Security for Transactions That May Involve the Proceeds of Foreign Official Corruption and as referenced in the USA PATRIOT Act. In addition, you represent that neither you nor any other person who has authority over the account is a corporation, business or other entity that is beneficially or majority owned or controlled by the senior foreign political figure. If you or any other authorized person on the account is or has been such a figure, you agree to disclose that fact to MSSB and each Bank Affiliate, as applicable, and provide the necessary information required by law to open and/or to service this account. You also represent that this account will not be used for any transactions with, or for the benefit of, any person. entity or country that is the subject of any sanctions administered or enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), including, but not limited to, any person, or entity designated on OFAC’s List of Specially Designated Nationals.

AGENTS AGREEMENT AND AFFIDAVIT. THIS AGREEMENT AND AFFIDAVIT MUST RESIGNED BEFORE A NOTARY PUBLIC

By signing below, I, the Agent for the principal(s) named herein, accept this appointment and agree to be bound by the terms of this authorization and the Client Agreement executed by the principal(s) including the provisions for arbitration of disputes. I also represent that the Agent certifications are true and accurate. Being first duly sworn, I do hereby state that this authorization was executed by the principal(s) at a time when he or she was legally competent to perform such act and that it has not been terminated by any means including voluntary revocation or death or the principal(s).

This authorization contains an arbitration acknowledgement at paragraph 7 on page 2.

Jaime Ramirez Diaz
NAME OF AGENT (PRINT)

/s/ Jaime Ramirez Diaz		11/20/2017
SIGNATURE OF AGENT (INDIVIDUAL TO WHOM AUTHORIZATION IS GRANTED)		DATE

State of Florida	SS	(SEAL)
County of Miami Dade

My Commission Expires 12/10/2017

Subscribed and sworn to before me this 20 day of November, 2017 before me personally appeared Jaime Ramirez Diaz known to me to be the individual described in and who executed the above Instrument, and acknowledged to me that he/she executed the same.

/s/ Pamela Castrillon
SIGNATURE OF NOTARY PUBLIC

For MSSB Internal Use Only (to be completed by the appropriate branch personnel)

Was POA presented by client?    ☒  Yes    ☐  No (If No, per Firm policy, client must be contacted)

NAME OF CLIENT CONTACTED	DATE OF CONTACT	CONTACT MADE BY (PRINT EMPLOYEE NAME

EMPLOYEE SIGNATURE	POSITION

[Signature]	[Signature] 12/27/17
APPROVED BY BRANCH MANAGER DELEGATE (PRINT NAME)	BRANCH MANAGER DELEGATE (SIGNATURE) DATE

[1]

For the purposes of this paragraph, a “Politically Exposed Person” is a current or former senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, a senior executive of a foreign-government-owned corporation of a corporation, business or other entity formed by, or for the benefit of, such a figure. The term “politically exposed person” includes a current or former senior foreign political figure’s “immediate family,” which includes, but is not limited to, parents, siblings, children and in-laws; “close associate,” which means a person who is widely and publicly known to maintain an unusually close relationship with a senior foreign political figure, including a person in a position to conduct substantial domestic and international financial transactions- on behalf of such figure. For a fuller discussion of the preceding terms and definitions, see http://www.federalreserve,gov/boarddocs/srletters/2001/sr0103.htm.

©	2017 Morgan Stanley Smith Barney LLC Member SIPC. Morgan Stanley Bank, N.A. FDIC Morgan Stanley Private Bank, National Association, Member FDIC

FULL DISCRETIONARY AUTHORIZATION NON-MORGAN STANLEY EMPLOYEE

(04/2017) LACOPFUL

Morgan Stanley

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[Copy of passport of Jaime Ramírez Díaz]